CLECO POWER LLC                                                                                                                                                                                     EXHIBIT 23(b)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (Nos. 333-52540  and 333-109507) of Cleco Power LLC of our report dated March 29, 2005 relating to the financial statement schedule, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
New Orleans, Louisiana
March 29, 2005